Exhibit 99.1

HCI Group Reports Second Quarter 2020 Results

Tampa, Fla. – August 6, 2020 – HCI Group, Inc. (NYSE:HCI), an InsurTech company with operations in insurance, software development and real estate, reported results for the three and six months ended June 30, 2020.

Second Quarter 2020 - Financial Results

Net income for the second quarter of 2020 totaled $8.9 million or $1.08 diluted earnings per share compared with $7.6 million or $0.90 diluted earnings per share in the second quarter of 2019. Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the quarter was $6.8 million or $0.86 diluted earnings per share compared with $6.6 million or $0.81 diluted earnings per share in the second quarter of 2019. The company has included in this press release an explanation of adjusted net income as well as a reconciliation to net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Consolidated gross written premiums of $171.9 million for the second quarter of 2020 were up 28.9% from $133.4 million in the second quarter of 2019. The increase was due to the continued growth of TypTap Insurance Company, HCI’s technology-driven insurance subsidiary and the policies transitioned from Anchor Property & Casualty Insurance Company through a policy replacement agreement in the second quarter of 2020. In-force premiums for TypTap at June 30, 2020 stood at $75.5 million compared to $28.4 million at June 30, 2019.

Consolidated gross premiums earned of $107.8 million for the second quarter of 2020 were up 29.4% from $83.3 million in the second quarter of 2019, again driven by the growth of TypTap and the policies transitioned from Anchor.

Premiums ceded for the second quarter of 2020 increased to $34.4 million from $31.3 million in the second quarter of 2019 and represented 31.9% and 37.6%, respectively, of gross premiums earned. The $3.1 million increase was attributable to increased reinsurance costs effective June 1, 2020 with the beginning of the new reinsurance year and a greater level of reinsurance coverage.

Net investment income was $1.6 million compared with $4.2 million in the second quarter of 2019. The decrease was primarily due to lower income from limited partnership investments and cash equivalent instruments. Net realized investment gains were $1.4 million in the second quarter of 2020 compared with $0.1 million of losses in the same period of 2019. The gains in the second quarter of 2020 were primarily due to sales intended to rebalance the company’s investment portfolio. Net unrealized investment gains were $2.9 million in the second quarter of 2020 compared with $1.3 million in 2019. The unrealized investment gains in the second quarter of 2020 reflect an increase in the fair value of equity securities resulting from an improved economic outlook since the disruption caused by COVID-19.

Losses and loss adjustment expenses were $39.8 million compared with $24.3 million in the same period in 2019. The increase of $15.5 million was primarily related to the increase in gross premiums earned, change in premium mix and reserves for weather-related losses in the quarter.

Policy acquisition and other underwriting expenses were $13.0 million compared with $10.1 million in the same quarter of 2019. The increase relates to premium growth in TypTap.

Six Months Ended June 30, 2020 - Financial Results

Net income for the six months ended June 30, 2020 totaled $9.5 million or $1.23 diluted earnings per share compared with $14.3 million or $1.72 diluted earnings per share for the six months ended June 30, 2019. The decrease was primarily due to a net decrease in income from the company’s investment portfolio of $15.0 million, an increase in losses and loss adjustment expenses of $16.6 million, an increase in policy acquisition and other underwriting expense of $5.1 million, and an increase in general and administrative personnel expenses of $2.7 million, offset by an increase in net premiums earned of $32.0 million, which contributed to a decrease in pre-tax income of $7.1 million.

Adjusted net income (a non-GAAP measure which excludes unrealized gains or losses on equity securities) for the six-month period was $10.9 million or $1.41 diluted earnings per share compared with $9.4 million or $1.15 diluted earnings per share in the same period of 2019. An explanation of this non-GAAP financial measure and reconciliations to the applicable GAAP numbers accompany this press release.

Consolidated gross written premiums for the six months increased 23.6% to $248.5 million in 2020 from $201.1 million in 2019. The increase was due to the continued growth of TypTap and the policies transitioned from Anchor in the second quarter of 2020.

Gross premiums earned increased to $200.2 million from $165.9 million in the same period in 2019. The increase was primarily attributable to the growth of TypTap’s business and the Anchor policies transitioned.

Premiums ceded were $65.1 million or 32.5% of gross premiums earned compared with $62.7 million or 37.8% of gross premiums earned during the same period in 2019. The increase was attributable to increased reinsurance costs effective June 1, 2020 and a higher level of reinsurance coverage.

Net investment income was $1.4 million compared with $7.5 million in the six months ended June 30, 2019. The decrease was primarily due to a loss of $2.7 million from limited partnership investments in 2020 as opposed to income of $0.8 million in 2019. In addition, interest income from cash, cash equivalents, and short-term investments was lower by $1.6 million in 2020 compared with the same period in 2019 due to a lowering of investment yields, particularly on cash. Net unrealized investment losses for the period were $1.9 million compared to net unrealized investment gains of $6.6 million in the same period in 2019, reflecting a deterioration in the fair value of equity securities caused by the COVID-19 pandemic.

Losses and loss adjustment expenses for the six months ended June 30, 2020 and 2019 were $67.9 million and $51.3 million, respectively. The increase of $16.6 million was primarily attributable to the increase in gross premiums earned and change in premium mix, offset by lower prior year development.

Policy acquisition and other underwriting expenses were $24.8 million compared with $19.8 million in the same period in 2019. The increase relates to premium growth in TypTap.

Policy acquisition and other underwriting expenses were $24.8 million compared with $19.8 million in the same period in 2019. The increase relates to premium growth in TypTap.

Management Commentary

“Our second quarter results demonstrate that HCI has entered a period of revenue and income growth,” said HCI Group Chairman and Chief Executive Officer Paresh Patel. “We expect this growth to accelerate in the coming years as we expand TypTap into additional states and more agents and prospective policyholders discover TypTap’s quick, simplified user experience.”

Conference Call

HCI Group will hold a conference call later today, August 6, 2020, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time. A question and answer session will follow management's presentation.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (844) 369-8774

Listen-only international number: (862) 298-0844

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through September 5, 2020.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 35775

About HCI Group, Inc.

HCI Group, Inc. is an InsurTech company with operations in insurance, software development and real estate. HCI’s leading insurance operation, TypTap Insurance Company, is a rapidly growing, technology-driven insurance company, which provides homeowners’ insurance and flood insurance primarily in Florida. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc. HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners’ insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Rachel Swansiger, Esq.

Investor Relations

HCI Group, Inc.

Tel (813) 405-3206

rswansiger@hcigroup.com

Investor Relations Contact:

Matt Glover

Gateway Investor Relations

Tel (949) 574-3860

HCI@gatewayir.com

Media Contact:

Amber Brinkley

Kippen Communications

Tel (727) 466-7695

amber@kippencommunications.com

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HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	At June 30, 2020	At December 31, 2019
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $98,669 and $199,954, respectively) (allowance for credit losses: $526 and $0, respectively)	$99,993	$202,839
Equity securities, at fair value (cost: $37,808 and $31,863, respectively)	39,309	35,285
Short-term investments, at fair value	—	491
Limited partnership investments	26,177	28,346
Investment in unconsolidated joint venture, at equity	734	762
Assets held for sale	4,519	—
Real estate investments	70,908	73,763
Total investments	241,640	341,486

Cash and cash equivalents	422,464	229,218
Restricted cash	700	700
Accrued interest and dividends receivable	913	1,616
Income taxes receivable	3,150	1,040
Premiums receivable	27,925	20,255
Prepaid reinsurance premiums	27,150	17,983
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 and $0, respectively)	12,397	16,155
Unpaid losses and loss adjustment expenses (allowance: $104 and $0, respectively)	87,929	116,523
Deferred policy acquisition costs	29,190	21,663
Property and equipment, net	19,085	14,698
Intangible assets, net	3,877	4,192
Other assets	11,965	17,080

Total assets	$888,385	$802,609

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	$211,162	$214,697
Unearned premiums	229,234	181,163
Advance premiums	19,208	5,589
Assumed reinsurance balances payable	79	76
Accrued expenses	12,457	10,059
Deferred income taxes, net	5,282	4,008
Revolving credit facility	23,750	9,750
Long-term debt	161,839	163,695
Other liabilities	40,289	28,029

Total liabilities	703,300	617,066

Stockholders’ equity:
7% Series A cumulative convertible preferred stock (no par value, none and 1,500,000 shares authorized at June 30, 2020 and December 31, 2019, respectively, no shares issued and outstanding)	—	—
Series B junior participating preferred stock (no par value, none and 400,000 shares authorized at June 30, 2020 and December 31, 2019, respectively, no shares issued or outstanding)	—	—
Preferred stock (no par value, 20,000,000 and 18,100,000 shares authorized at June 30, 2020 and December 31, 2019, respectively, no shares issued or outstanding)	—	—
Common stock, (no par value, 40,000,000 shares authorized, 7,794,048 and 7,764,564 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively)	—	—
Additional paid-in capital	—	—
Retained income	183,689	183,365
Accumulated other comprehensive income, net of taxes	1,396	2,178

Total stockholders’ equity	185,085	185,543

Total liabilities and stockholders’ equity	$888,385	$802,609

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020		2019
Revenue

Gross premiums earned	$107,803	$83,315	200,168	$	$165,912
Premiums ceded	(34,354)	(31,317)	(65,073)		(62,730)

Net premiums earned	73,449	51,998	135,095		103,182

Net investment income	1,604	4,226	1,412		7,504
Net realized investment gains (losses)	1,435	(133)	(809)		(505)
Net unrealized investment gains (losses)	2,884	1,326	(1,921)		6,619
Credit losses on investments	(87)	—	(526)		—
Policy fee income	847	800	1,676		1,595
Other	585	413	1,170		869

Total revenue	80,717	58,630	136,097		119,264

Expenses

Losses and loss adjustment expenses	39,843	24,293	67,921		51,289
Policy acquisition and other underwriting expenses	12,991	10,077	24,817		19,750
General and administrative personnel expenses	9,731	7,998	18,098		15,362
Interest expense	3,020	2,884	5,990		7,221
Loss on repurchases of convertible senior notes	150	—	150		—
Other operating expenses	3,159	3,063	6,641		6,044

Total expenses	68,894	48,315	123,617		99,666

Income before income taxes	11,823	10,315	12,480		19,598

Income tax expense	2,887	2,762	2,997		5,307

Net income	$8,936	$7,553	$9,483	$	$14,291

Basic earnings per share	$1.16	$0.93	1.23	$	$1.75

Diluted earnings per share	$1.08	$0.90	1.23	$	$1.72

Dividends per share	$0.40	$0.40	0.80	$	$0.80

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted income per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Six Months Ended
GAAP	June 30, 2020			June 30, 2020
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$8,936			$9,483
Less: Income attributable to participating securities	(465)			(472)

Basic Earnings Per Share:
Income allocated to common stockholders	8,471	7,324	$1.16	9,011	7,347	$1.23

Effect of Dilutive Securities: *
Stock options	—	4		—	6
Convertible senior notes*	1,948	2,357		—	—

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$10,419	9,685	$1.08	$9,011	7,353	$1.23

*For the six months ended June 30, 2020, convertible senior notes were excluded due to anti-dilutive effect.

Non-GAAP Financial Measures

Adjusted net income is a non-GAAP financial measure that removes from net income the effect of unrealized gains or losses on equity securities required to be included in results of operations in accordance with Accounting Standards Codification 321. HCI Group believes net income without the effect of volatility in equity prices more accurately depicts operating results.  This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as an alternative to GAAP measures of performance.  A reconciliation of GAAP Net income to non-GAAP Adjusted net income and GAAP diluted earnings per share to non-GAAP Adjusted diluted earnings per share is provided below.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	Three Months Ended	Six Months Ended
	June 30, 2020	June 30, 2020
GAAP Net income	$8,936	$9,483
Net unrealized investment losses (gains)	$(2,884)	$1,921
Less: Tax effect at 24.52182%	$707	$(471)
Net adjustment to Net income	$(2,177)	$1,450
Non-GAAP Adjusted Net income	$6,759	$10,933

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted income per common share calculated with the non-GAAP financial measure Adjusted net income is presented below.

	Three Months Ended			Six Months Ended
Non-GAAP	June 30, 2020			June 30, 2020
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net income (non-GAAP)	$6,759			$10,933
Less: Income attributable to participating securities	(350)			(548)

Basic Earnings Per Share before unrealized gains/losses on equity securities:
Income allocated to common stockholders	6,409	7,324	$0.88	10,385	7,347	$1.41

Effect of Dilutive Securities: *
Stock options	—	4		—	6
Convertible senior notes*	1,948	2,357		—	—

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
Income available to common stockholders and assumed conversions	$8,357	9,685	$0.86	$10,385	7,353	$1.41

*For the six months ended June 30, 2020, convertible senior notes were excluded due to anti-dilutive effect.

Reconciliation of GAAP Diluted EPS to non-GAAP Adjusted Diluted EPS

	Three Months Ended	Six Months Ended
	June 30, 2020	June 30, 2020
GAAP diluted Earnings Per Share	$1.08	$1.23
Net unrealized investment losses (gains)	$(0.30)	$0.26
Less: Tax effect at 24.52182%	$0.08	$(0.08)
Net adjustment to GAAP diluted EPS	$(0.22)	$0.18
Non-GAAP Adjusted diluted EPS	$0.86	$1.41